NEWS RELEASE
CONTACT:	6110 Executive Blvd., Suite 800
William T. Camp	Rockville, Maryland 20852
Executive Vice President and	Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

October 25, 2012
WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES THIRD QUARTER FINANCIAL AND OPERATING RESULTS

Washington Real Estate Investment Trust (“WRIT” or the “Company”) (NYSE: WRE), a leading owner and operator of diversified properties in the Washington, D.C. region, reported financial and operating results today for the quarter ended September 30, 2012:

▪
Core Funds from Operations(1), defined as Funds from Operations(1) (“FFO”) excluding acquisition expense, gains or losses on extinguishment of debt and impairment, was $31.9 million, or $0.48 per diluted share for the quarter ended September 30, 2012, compared to $32.4 million, or $0.48 per diluted share for the prior year period. FFO for the quarter ended September 30, 2012 was $32.1 million, or $0.48 per share, compared to $30.8 million, or $0.46 per share, in the same period one year ago.

▪
Net income attributable to the controlling interests for the quarter ended September 30, 2012 was $9.6 million, or $0.14 per diluted share, compared to $63.0 million, or $0.95 per diluted share, in the same period one year ago. Included in third quarter 2012 and third quarter 2011 net income, respectively, was a $3.7 million, or $0.06 per share, and a $56.6 million, or $0.86 per share, gain on sale of real estate.

“With the completion of our $300 million 3.95% unsecured debt transaction this quarter, we paid down our line balances in full as well as a portion of our upcoming 2013 debt maturities. We believe we are well-positioned to execute on acquisition opportunities in the months and years ahead.  On the operations side, our diversified portfolio continues to produce stable results. We expect that the upcoming election will provide greater clarity for our market, so tenants and investors can once again assess risk and return to normal business decision-making,” said George F. "Skip" McKenzie, President and Chief Executive Officer of WRIT.

Operating Results

The Company's overall portfolio Net Operating Income (“NOI”)(2) was $50.2 million compared to $47.0 million in the same period one year ago and $50.6 million in the second quarter of 2012. Overall portfolio physical occupancy for the third quarter was 89.2%, compared to 89.0% in the same period one year ago and 89.3% in the second quarter of 2012.

Same-store(3) portfolio physical occupancy for the third quarter was 89.5%, compared to 90.5% in the same period one year ago. Sequentially, same-store physical occupancy decreased 20 basis points (bps) compared to the second quarter of 2012. Same-store portfolio NOI for the third quarter decreased 1.4% and rental rate growth was 1.3%

Washington Real Estate Investment Trust

compared to the same period one year ago.

▪
Multifamily: 15.9% of Total NOI - Multifamily properties' same-store NOI for the third quarter increased 3.6% compared to the same period one year ago. Rental rate growth was 3.4% while same-store physical occupancy increased 80 bps to 94.8%. Sequentially, same-store physical occupancy remained unchanged compared to the second quarter of 2012.

▪
Office: 48.3% of Total NOI - Office properties' same-store NOI for the third quarter decreased 5.7% compared to the same period one year ago. Rental rate growth was 0.7% while same-store physical occupancy decreased 240 bps to 85.3%, primarily due to previously announced expirations and move-outs at 1140 Connecticut Avenue, 2000 M Street, 7900 Westpark and 6110 Executive Boulevard. Sequentially, same-store physical occupancy increased 20 bps compared to the second quarter of 2012.

▪
Medical: 14.7% of Total NOI - Medical office properties' same-store NOI for the third quarter decreased 3.1% compared to the same period one year ago. Rental rate growth was 1.4% while same-store physical occupancy decreased 320 bps to 88.0%, primarily due to move-outs at Alexandria Professional Center, Woodholme Medical Center and 8501 Arlington Boulevard. Sequentially, same-store physical occupancy decreased 170 bps compared to the second quarter of 2012.

▪
Retail: 21.1% of Total NOI - Retail properties' same-store NOI for the third quarter increased 5.9% compared to the same period one year ago. Rental rate growth was 0.9% while same-store physical occupancy increased 110 bps to 92.7%. Sequentially, same-store physical occupancy decreased 50 bps compared to the second quarter of 2012.

Leasing Activity

During the third quarter, WRIT signed commercial leases for 221,344 square feet with an average rental rate increase of 11.3% over expiring lease rates on a GAAP basis, an average lease term of 5.2 years, tenant improvement costs of $19.63 per square foot and leasing commissions and incentives of $12.15 per square foot.

▪
Rental rates for new and renewed office leases increased 11.7% to $36.35 per square foot, with $20.73 per square foot in tenant improvement costs and $14.86 per square foot in leasing commissions and incentives. Weighted average term for new and renewed leases was 4.8 years.

▪
Rental rates for new and renewed medical office leases increased 5.7% to $33.30 per square foot, with $27.65 per square foot in tenant improvement costs and $9.87 per square foot in leasing commissions and incentives. Weighted average term for new and renewed leases was 6.9 years.

▪
Rental rates for new and renewed retail leases increased 16.3% to $40.50 per square foot, with $3.74 per square foot in tenant improvement costs and $2.96 per square foot in leasing commissions and incentives. Weighted average term for new and renewed leases was 4.7 years.

Dispositions

In the third quarter WRIT sold 1700 Research Boulevard, a 101,000 square foot office building in Rockville, Maryland, for $14.25 million and a net book gain of $3.7 million. The property was built in 1982 and acquired by WRIT in 1999.

Financing Activity

WRIT priced an underwritten public offering of $300 million aggregate principal amount of senior unsecured notes due October 15, 2022. The notes have an annual coupon rate of 3.95% and were priced at 99.438% of the principal amount. J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC and Credit Suisse Securities (USA) LLC were the Joint Book-Running Managers for the offering.

WRIT utilized part of the proceeds from the unsecured debt transaction to pay down its line of credit balances in full from $221 million at June 30, 2012 to $0 at September 30, 2012.

In the third quarter and subsequent to quarter end, WRIT prepaid without penalty two mortgages totaling $29.3 million. Frederick Crossing Shopping Center and 15005 Shady Grove Road had respective interest rates of 5.95% and 5.73%.

Washington Real Estate Investment Trust

Guidance

Management is narrowing the 2012 Core FFO guidance range to $1.87 - $1.90 from $1.87 - $1.97, primarily due to the impact of the September debt issuance and lower than expected acquisition volume.  Management expects to discuss this change on the Conference Call.

Dividends

On September 30, 2012, WRIT paid a quarterly dividend of $0.30 per share.

Conference Call Information

The Conference Call for 3rd Quarter Earnings is scheduled for Friday, October 26, 2012 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:            1-877-407-9205
International Toll Number:        1-201-689-8054

The instant replay of the Conference Call will be available until November 9, 2012 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:            1-877-660-6853
International Toll Number:        1-201-612-7415
Conference ID:                400528

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT's website at www.writ.com. On-line playback of the webcast will be available for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 71 properties totaling approximately 9 million square feet of commercial space and 2,540 multifamily units, and land held for development. These 71 properties consist of 26 office properties, 18 medical office properties, 16 retail centers and 11 multifamily properties. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).
Note: WRIT's press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.
Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the effect of the current credit and financial market conditions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2011 Form 10-K and second quarter 2012 Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

(1) Funds From Operations (“FFO”) - The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property, impairment of depreciable real estate and real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.

Core Funds From Operations (“Core FFO”) is calculated by adjusting FFO for the following items (which we believe are not indicative of the performance of WRIT's operating portfolio and affect the comparative measurement of WRIT's operating performance over time): (1) gains or losses on extinguishment of debt, (2) real estate impairment not already excluded from FFO and (3) costs related to the acquisition of properties, as

Washington Real Estate Investment Trust

appropriate. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of WRIT's ability to incur and service debt and to distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

(2) Net Operating Income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs and real estate impairment. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level.

(3) For purposes of evaluating comparative operating performance, we categorize our properties as “same-store” or “non-same-store”. A same-store property is one that was owned for the entirety of the periods being evaluated. A non-same-store property is one that was acquired or placed into service during either of the periods being evaluated.

(4) Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT's ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs.

Physical Occupancy Levels by Same-Store Properties (i) and All Properties
	Physical Occupancy
	Same-Store Properties		All Properties
	3rd QTR	3rd QTR	3rd QTR	3rd QTR
Segment	2012	2011	2012	2011
Multifamily	94.8%	94.0%	94.8%	94.0%
Office	85.3%	87.7%	86.2%	88.6%
Medical Office	88.0%	91.2%	85.0%	87.2%
Retail	92.7%	91.6%	92.8%	92.3%
Industrial	—%	—%	—%	75.4%

Overall Portfolio	89.5%	90.5%	89.2%	89.0%

(i) Same-Store properties include all stabilized properties that were owned for the entirety of the current and prior year reporting periods. We consider newly constructed properties to be stabilized when they achieve 90% occupancy. For Q3 2012 and Q3 2011, same-store properties exclude:
Multifamily Acquisitions: none;
Office Acquisitions: Fairgate at Ballston, Braddock Metro Center and John Marshall II;
Medical Office Acquisition: 19500 at Riverside Office Park (formerly Lansdowne Medical Office Building);
Retail Acquisition: Olney Village Center.

Also excluded from Same-Store Properties in Q3 2012 and Q3 2011 are:
Held for Sale and Sold Properties: 1700 Research Boulevard, Plumtree Medical Center, the Atrium Building and the Industrial Portfolio (all industrial properties and the Crescent and Albemarle Point).

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
FINANCIAL HIGHLIGHTS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OPERATING RESULTS	2012	2011	2012	2011
Revenue
Real estate rental revenue	$77,108	$70,550	$227,912	$208,743
Expenses
Real estate expenses	26,901	23,557	77,485	69,676
Depreciation and amortization	26,127	23,108	76,936	66,777
Acquisition costs	(164)	1,600	144	3,571
General and administrative	3,173	3,837	10,943	11,588
	56,037	52,102	165,508	151,612
Real estate operating income	21,071	18,448	62,404	57,131
Other income (expense):
Interest expense	(15,985)	(16,443)	(47,286)	(50,071)
Other income	237	270	733	886
	(15,748)	(16,173)	(46,553)	(49,185)

Income from continuing operations	5,323	2,275	15,851	7,946

Discontinued operations:
Income from operations of properties sold or held for sale	514	4,087	1,175	10,833
Gain on sale of real estate	3,724	56,639	3,724	56,639
Income tax expense	—	35	—	(1,138)
Net income	9,561	63,036	20,750	74,280
Less: Net income attributable to noncontrolling interests in subsidiaries	—	(28)	—	(85)
Net income attributable to the controlling interests	$9,561	$63,008	$20,750	$74,195

Income from continuing operations attributable to the controlling interests	5,323	2,275	15,851	7,946
Continuing operations real estate depreciation and amortization	26,127	23,108	76,936	66,777
Funds from continuing operations(1)	$31,450	$25,383	$92,787	$74,723

Income from operations of properties sold or held for sale attributable to the controlling interests	514	4,059	1,175	10,748
Real estate impairment	—	—	—	599
Discontinued operations real estate depreciation and amortization	91	1,314	867	8,353
Funds from discontinued operations	605	5,373	2,042	19,700

Funds from operations(1)	$32,055	$30,756	$94,829	$94,423

Tenant improvements	(5,216)	(2,469)	(11,639)	(6,789)
External and internal leasing commissions capitalized	(2,144)	(3,859)	(6,823)	(7,207)
Recurring capital improvements	(1,362)	(2,148)	(5,893)	(5,911)
Straight-line rents, net	(847)	(715)	(2,527)	(1,958)
Non-cash fair value interest expense	216	145	673	515
Non real estate depreciation & amortization of debt costs	987	1,126	2,943	2,888
Amortization of lease intangibles, net	(32)	(329)	(35)	(1,020)
Amortization and expensing of restricted share and unit compensation	1,206	1,376	3,944	4,121
Funds available for distribution(4)	$24,863	$23,883	$75,472	$79,062

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data attributable to the controlling interests:		2012	2011	2012	2011
Income from continuing operations	(Basic)	$0.08	$0.03	$0.24	$0.12
	(Diluted)	$0.08	$0.03	$0.24	$0.12
Net income	(Basic)	$0.14	$0.95	$0.31	$1.12
	(Diluted)	$0.14	$0.95	$0.31	$1.12
Funds from continuing operations	(Basic)	$0.47	$0.38	$1.40	$1.13
	(Diluted)	$0.47	$0.38	$1.39	$1.13
Funds from operations	(Basic)	$0.48	$0.46	$1.42	$1.42
	(Diluted)	$0.48	$0.46	$1.42	$1.42

Dividends paid		$0.3000	$0.4338	$1.1676	$1.3014

Weighted average shares outstanding		66,246	66,017	66,227	65,953
Fully diluted weighted average shares outstanding		66,379	66,064	66,363	65,987

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30, 2012	December 31, 2011
Assets
Land	$483,198	$465,445
Income producing property	1,966,032	1,899,440
	2,449,230	2,364,885
Accumulated depreciation and amortization	(583,706)	(521,503)
Net income producing property	1,865,524	1,843,382
Development in progress	48,106	43,089
Total real estate held for investment, net	1,913,630	1,886,471
Investment in real estate held for sale, net	18,264	27,669
Cash and cash equivalents	68,403	12,765
Restricted cash	19,615	19,229
Rents and other receivables, net of allowance for doubtful accounts of $10,556 and $8,683 respectively	57,704	53,227
Prepaid expenses and other assets	120,486	120,075
Other assets related to properties sold or held for sale	693	1,322
Total assets	$2,198,795	$2,120,758

Liabilities
Notes payable	$906,058	$657,470
Mortgage notes payable	398,511	423,291
Lines of credit	—	99,000
Accounts payable and other liabilities	54,916	51,079
Advance rents	13,829	13,584
Tenant security deposits	9,771	8,728
Other liabilities related to properties sold or held for sale	4,646	4,774
Total liabilities	1,387,731	1,257,926

Equity
Shareholders' equity
Preferred shares; $0.01 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized; 66,326 and 66,265 shares issued and 66,325 and 66,265 shares outstanding at September 30, 2012 and December 31, 2011, respectively	662	662
Additional paid-in capital	1,143,554	1,138,478
Distributions in excess of net income	(337,151)	(280,096)
Total shareholders' equity	807,065	859,044

Noncontrolling interests in subsidiaries	3,999	3,788
Total equity	811,064	862,832

Total liabilities and equity	$2,198,795	$2,120,758

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented:

Quarter Ended September 30, 2012	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$7,992	$20,337	$7,271	$9,595	$45,195
Add: Net operating income from non-same-store properties(3)	—	3,902	116	994	5,012
Total net operating income(2)	$7,992	$24,239	$7,387	$10,589	$50,207
Add/(deduct):
Other income					237
Acquisition costs					164
Interest expense					(15,985)
Depreciation and amortization					(26,127)
General and administrative expenses					(3,173)
Income from operations of properties sold or held for sale					514
Gain on sale of real estate					3,724
Net income					9,561
Less: Net income attributable to noncontrolling interests in subsidiaries					—
Net income attributable to the controlling interests					$9,561

Quarter Ended September 30, 2011	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$7,714	$21,558	$7,500	$9,061	$45,833
Add: Net operating income from non-same-store properties(3)	—	751	37	372	1,160
Total net operating income(2)	$7,714	$22,309	$7,537	$9,433	$46,993
Add/(deduct):
Other income					270
Acquisition costs					(1,600)
Interest expense					(16,443)
Depreciation and amortization					(23,108)
General and administrative expenses					(3,837)
Income from operations of properties sold or held for sale					4,087
Gain on sale of real estate					56,639
Income tax expense					35
Net income					63,036
Less: Net income attributable to noncontrolling interests in subsidiaries					(28)
Net income attributable to the controlling interests					$63,008

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to same-store net operating income for the periods presented:

Period Ended September 30, 2012	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$24,056	$57,437	$21,984	$28,524	$132,001
Add: Net operating income from non-same-store properties(3)	—	15,148	271	3,007	18,426
Total net operating income(2)	$24,056	$72,585	$22,255	$31,531	$150,427
Add/(deduct):
Other income					733
Acquisition costs					(144)
Interest expense					(47,286)
Depreciation and amortization					(76,936)
General and administrative expenses					(10,943)
Income from operations of properties sold or held for sale					1,175
Gain on sale of real estate					3,724
Net income					20,750
Less: Net income attributable to noncontrolling interests in subsidiaries					—
Net income attributable to the controlling interests					$20,750

Period Ended September 30, 2011	Multifamily	Office	Medical Office	Retail	Total
Same-store net operating income(3)	$23,229	$60,897	$22,788	$26,284	$133,198
Add: Net operating income from non-same-store properties(3)	—	5,518	(21)	372	5,869
Total net operating income(2)	$23,229	$66,415	$22,767	$26,656	$139,067
Add/(deduct):
Other income					886
Acquisition costs					(3,571)
Interest expense					(50,071)
Depreciation and amortization					(66,777)
General and administrative expenses					(11,588)
Income from operations of properties sold or held for sale					10,833
Gain on sale of real estate					56,639
Income tax expense					(1,138)
Net income					74,280
Less: Net income attributable to noncontrolling interests in subsidiaries					(85)
Net income attributable to the controlling interests					$74,195

Washington Real Estate Investment Trust

The following table contains a reconciliation of net income attributable to the controlling interests to core funds from operations for the periods presented:
		Three Months Ended September 30,		Nine Months Ended September 30,
		2012	2011	2012	2011
Net income attributable to the controlling interests		$9,561	$63,008	$20,750	$74,195
Add/(deduct):
Real estate depreciation and amortization		26,127	23,108	76,936	66,777
Discontinued operations:
Gain on sale of real estate		(3,724)	(56,639)	(3,724)	(56,639)
Income tax expense		—	(35)	—	1,138
Real estate impairment		—	—	—	599
Real estate depreciation and amortization		91	1,314	867	8,353
Funds from operations(1)		32,055	30,756	94,829	94,423
Add/(deduct):
Acquisition costs		(164)	1,600	144	3,571
Core funds from operations(1)		$31,891	$32,356	$94,973	$97,994

		Three Months Ended September 30,		Nine Months Ended September 30,
Per share data attributable to the controlling interests:		2012	2011	2012	2011
Funds from operations	(Basic)	$0.48	$0.46	$1.42	$1.42
	(Diluted)	$0.48	$0.46	$1.42	$1.42
Core FFO	(Basic)	$0.48	$0.48	$1.43	$1.48
	(Diluted)	$0.48	$0.48	$1.42	$1.48

Weighted average shares outstanding		66,246	66,017	66,227	65,953
Fully diluted weighted average shares outstanding		66,379	66,064	66,363	65,987